Exhibit 4.4

Strictly Private and Confidential

To:         Oak HC/FT Partners II, L.P.
3 Pickwick Plaza
Greenwich
CT 06830
The United States of America

ABC Technologies B.V.
Walaardt Sacrestraat 425-5
1117 BM Schiphol
The Netherlands

November 7, 2019

Dear Sirs,

Side Letter in relation to ABC Technologies B.V. (the “Company”)

We refer to:

(A)
the Series A Preferred Shares Subscription Agreement dated 3 July 2019 among (i) TPG Tech Adjacencies Affluence S.à r.l. (at that time named TPG Lux 2018 SC I, S.à r.l.) (“TPG”), (ii) the Company and (iii) ICTS International N.V. (the “Warrantor”), pursuant to which, inter alia, TPG subscribed for 3,000,000 Series A preferred shares of US$0.001 each in the capital of the Company (“Series A Shares”) for an aggregate subscription price of US$60,000,000 (the “TPG Subscription Agreement”);

(B)
the Subscription Agreement dated on the date hereof among (i) Oak HC/FT Partners II, L.P. (“Oak”), (ii) the Company and (iii) the Warrantor, pursuant to which, inter alia, Oak is subscribing for 1,000,000 Series A Shares and 23,622 Series A-1 Shares (the “New Oak Shares”) for an aggregate subscription price of US$20,000,023.63 (the “Oak Subscription Amount”) (as varied, supplemented, restated or otherwise changed, the “Oak Subscription Agreement”); and

(C)
the Amended and Restated Shareholders Agreement dated as of the date hereof among (i) the Company, (ii) the Warrantor, (iii) TPG, (iv) Oak and (v) the other signatories thereto from time to time, if any (the “Amended Shareholders Agreement”).

Pursuant to clause 4.1 of the Amended Shareholders Agreement, and in consideration for TPG agreeing that Oak may subscribe for and the Company may issue the New Oak Shares to Oak pursuant to the Oak Subscription Agreement, the parties to this letter hereby agree as follows:

1.
Unless the context otherwise requires, words and phrases defined in the Amended Shareholders Agreement shall, when used in this letter, have the same meaning as in the Amended Shareholders Agreement and the principles of interpretation contained in the Amended Shareholders Agreement shall apply in this letter.

2.
If and to the extent that there are insufficient Net Proceeds or surplus assets (as the case may be) to pay the full amount due to holders of Series A Shares pursuant to clause 4.1(a) of the Amended Shareholders Agreement, then:

2.1	first, all amounts due to TPG as a holder of Series A Shares pursuant to clause 4.1(a) of the Amended Shareholders Agreement shall be distributed by the Company to TPG; and

2.2
second, to the extent there are amounts available for distribution after application of the provisions of Clause 2.1 above, then the Company shall distribute to Oak as the holder of the New Oak Shares an amount that does not exceed the amount due to it pursuant to Clause 4.1(a) of the Amended Shareholders Agreement prior to any distribution to the holders of Ordinary Shares.

3.
The parties hereto agree that pursuant to and subject to the terms and conditions of Clause 5 of the Amended Shareholders Agreement the Company may issue (i) Additional New Shares, on substantially the same terms and conditions as those contained in the Oak Subscription Agreement and at a price per Series A Share equal to US$20.00, to (a) the Relevant Investor with a maximum aggregate subscription price of US$15,000,000 and (b) an investor determined by TPG (with the prior written consent of ICTS, not to be unreasonably withheld or delayed) with a maximum aggregate subscription price of US$250,000 and an investor determined by ICTS (with the prior written consent of TPG, not to be unreasonably withheld or delayed) with a maximum aggregate subscription price of US$250,000 (together the “Friends and Associates Investors”). Any such Additional New Shares issued to the Relevant Investor will rank pari passu with the Series A Shares held by TPG and any such Additional New Shares issued to Friends and Associates Investors will rank pari passu with the Series A Shares held by Oak, including, as applicable, for the purposes of Clause 2.

4.	For illustration purposes only:

4.1
attached as Schedule I hereto is an illustrative calculation of the amounts to be distributed to TPG and Oak in the event (a) no Additional New Shares (other than the New Oak Shares) are issued and (b) there are insufficient Net Proceeds or surplus assets (as the case may be) available for distribution in respect of the Series A Shares; and

4.2
attached as Schedule II hereto is an illustrative calculation of the amounts to be distributed to holders of Series A Shares in the event (a) 100% of the Additional New Shares available for issuance pursuant to Clause 5.1 of the Amended Shareholders Agreement are issued and (b) there are insufficient Net Proceeds or surplus assets (as the case may be) available for distribution in respect of the Series A Shares.

5.	TPG acknowledges and agrees with the calculations set out in Part 1 to Part 4 of Schedule 4 of the Oak Subscription Agreement.

6.
If TPG provides an ICTS ROFR Notice pursuant to clause 14.5 of the Amended Shareholders Agreement, notwithstanding clause 14.5 of the Amended Shareholders Agreement, ICTS and each Investor other than TPG (together the “Other Shareholders”) may, at any time on or prior to the seventh (7th) day following receipt of such ICTS ROFR Notice, deliver an unconditional and irrevocable offer (a) to purchase 100% of the TPG Preferred Stock, (b) setting forth the aggregate purchase price offered for such TPG Preferred Stock, payable in cash at completion, and (c) setting forth the material terms upon which such offer is made (an “Irrevocable ROFR Exercise Election”). If an Other Shareholder does not timely deliver an Irrevocable ROFR Exercise Election or if the material terms of such offer differ in any material respect from the terms of the applicable Qualifying Offer, then it shall be deemed, on behalf of itself and its Affiliates, to have specified that it does not wish to purchase any of the TPG Preferred Stock and to irrevocably waive its rights under clause 14.5 of the Amended Shareholders Agreement. If more than one Other Shareholder duly delivers to TPG an Irrevocable ROFR Exercise Election which is accepted or deemed accepted by TPG (“Shareholder Offeror”) each Shareholder Offeror shall purchase its Proportion of the TPG Preferred Stock on the terms of its Irrevocable ROFR Exercise Election. For the purposes of this paragraph, the “Proportion” means that proportion which the Shares held by each relevant Shareholder Offeror bears to all the Shares held by all Shareholder Offerors from time to time (pari passu as if the Shares constituted one class of shares).

2

7.
This letter is personal to the parties hereto and, accordingly, none of TPG, Oak or the Company shall, without each other party’s consent, assign, transfer, charge or otherwise dispose of this letter or all or any of the benefits, rights or obligations arising to it under or out of this letter.  Notwithstanding the foregoing, TPG (and any permitted assignee thereof) and any permitted assignee thereof may assign, transfer, charge or otherwise dispose of this letter or all or any of the benefits, rights or obligations arising to it under or out of this letter in connection with any transfer of Series A Shares held by TPG that is permitted under the terms of the Amended Shareholders Agreement.

8.
This letter, together with the other documents referenced herein (and any documents referenced therein) contains the whole and only agreement between the parties hereto relating to the subject matter of this letter, and therefore excludes any terms implied by law which may be excluded by contract, and supersedes any previous written or oral agreement between the parties hereto in relation to matters dealt with in this letter.

9.
Each party shall (at its own expense) promptly execute and deliver all such documents, perform such acts, and do all such things, or procure the execution of documents and doing of such things as are required to give full effect to this letter.

10.
If any term or provision of this letter shall in whole or in part be held to any extent to be invalid, unenforceable or illegal, that provision shall be ineffective to the extent of such illegality, invalidity or unenforceability but all other provisions of this letter shall remain in force. If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable.

11.	No variation of this letter shall be effective unless in writing and signed by or on behalf of each of the parties.

12.
No failure or delay by any party (or time or indulgence given) in exercising any remedy, right, power or privilege under or in relation to this letter shall operate as a waiver of the same, nor shall any single or partial exercise of any remedy, right, power or privilege preclude any other or further exercise of the same or the exercise of any other remedy, right, power or privilege.

13.
This letter may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this letter and all the counterparts together shall constitute the same deed.

14.
This letter (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way in connection with it or its subject matter or formation (including non-contractual disputes or claims)) shall be governed by and construed in accordance with the law of England and Wales. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or to settle any dispute or claim that arises out of or in any way in connection with this letter or its subject matter or formation (including non-contractual disputes or claims) and, for these purposes, each party irrevocably submits to the exclusive jurisdiction of the courts of England and Wales.

Please confirm your agreement to the terms of this letter by executing and delivering as a deed the enclosed copy of this letter.

3

IN WITNESS WHEREOF, this letter has been duly executed and is delivered as a deed and takes effect on the date stated at the beginning of it.

Yours faithfully,

[signature pages follow]

4

Executed as a deed and delivered on behalf of TPG TECH ADJACENCIES AFFLUENCE S.À R.L., a company incorporated in Luxembourg, by Alexandra Cabete Matias
being a person who, in accordance with the laws of that territory, is acting under the authority of the company
/s/ Alexandra Cabete Matias Authorised Signatory

We acknowledge and accept and agree with the terms of this letter and deliver our acknowledgement and acceptance to this letter as a deed:

Executed as a deed and delivered on behalf of OAK HC/FT PARTNERS II, L.P., a limited partnership organised under the laws of the State of Delaware, acting by its general partner, OAK HC/FT ASSOCIATES II LLC
by Patricia Kemp,
being a person who, in accordance with the laws of the relevant territory, is acting under the authority of the company

/s/ Patricia Kemp Managing Member, Oak HC/FT Associates II LLC
Executed as a deed and delivered on behalf of ABC TECHNOLOGIES B.V., a company incorporated in the Netherlands,
by Menachem Atzmon and
Ron Atzmon,
being a persons who, in accordance with the laws of that territory, are acting under the authority of the company
/s/ Menachem Atzmon Director /s/ Ron Atzmon Director

Acknowledged:

Executed as a deed and delivered on behalf of ICTS INTERNATIONAL N.V., a company incorporated in the Netherlands,
by Ran Langer,
being a person who, in accordance with the laws of that territory, is acting under the authority of the company
/s/ Ran Langer Director

Schedule I

Share Class	Investment ($m)	Shares	FD %	Veto Rights
Series A Preferred	**80**	**4,000,000**	**27.9 %**	**1.5 x**
Of which TPG	60	3,000,000	20.9 %	1.5 x
Of which Oak	20	1,000,000	7.0 %	1.5 x
Series A-1 / Ordinary		**10,330,709**	**72.1 %**	-
Of which ICTS		9,500,000	66.3 %	-
Of which TPG		307,087	2.1 %	
Of which Oak		23,622	0.2 %	
Of which Option Pool		500,000	3.5 %	-
Total		14,330,709	100.0 %	

Investor	Shares	FD %
TPG	3,307,087	23.1 %
Oak	1,023,622	7.1 %
ICTS	9,500,000	66.3 %
Options Pool	500,000	3.5 %
Total	14,330,709	100.0 %

Illustrative Pay-Out by Share Class

160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
Pay-Out ($m)
80 82 84 86 88 90 92 94 96 98 100 102 104 105 106 108 110 112 114 116 118 120 122 124 126 128 130 132 134 135 136 138 140 142 144 146 148 150
Exit Value ($m)
Series A Preferred
Series A-1 / Ordinary

Illustrative Pay-Out by Investor

160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
Pay-Out ($m)
80 82 84 86 88 90 92 94 96 98 100 102 104 105 106 108 110 112 114 116 118 120 122 124 126 128 130 132 134 135 136 138 140 142 144 146 148 150
Exit Value ($m)
TPG (Series A)
Oak (Series A)
Series A-1 / Ordinary
Options Pool

Illustrative Pay-Out at Downside Liquidation Scenario

	By Share Class		By Investor			
Exit Value	Series A Preferred	Series A-1 / Ordinary	TPG (Series A)	Oak (Series A)	Series A-1 / Ordinary	Options Pool
80.0	80.0	0.0	80.0	0.0	0.0	0.0
82.0	82.0	0.0	82.0	0.0	0.0	0.0
84.0	84.0	0.0	84.0	0.0	0.0	0.0
86.0	86.0	0.0	86.0	0.0	0.0	0.0
88.0	88.0	0.0	88.0	0.0	0.0	0.0
90.0	90.0	0.0	90.0	0.0	0.0	0.0
92.0	92.0	0.0	90.0	2.0	0.0	0.0
94.0	94.0	0.0	90.0	4.0	0.0	0.0
96.0	96.0	0.0	90.0	6.0	0.0	0.0
98.0	98.0	0.0	90.0	8.0	0.0	0.0
100.0	100.0	0.0	90.0	10.0	0.0	0.0
102.0	102.0	0.0	90.0	12.0	0.0	0.0
104.0	104.0	0.0	90.0	14.0	0.0	0.0
105.0	105.0	0.0	90.0	15.0	0.0	0.0
106.0	106.0	0.0	90.0	16.0	0.0	0.0
108.0	108.0	0.0	90.0	18.0	0.0	0.0
110.0	110.0	0.0	90.0	20.0	0.0	0.0
112.0	112.0	0.0	90.0	22.0	0.0	0.0
114.0	114.0	0.0	90.0	24.0	0.0	0.0
116.0	116.0	0.0	90.0	26.0	0.0	0.0
118.0	118.0	0.0	90.0	28.0	0.0	0.0
120.0	120.0	0.0	90.0	30.0	0.0	0.0
122.0	120.0	2.0	90.0	30.0	1.9	0.1
124.0	120.0	4.0	90.0	30.0	3.8	0.2
126.0	120.0	6.0	90.0	30.0	5.7	0.3
128.0	120.0	8.0	90.0	30.0	7.6	0.4
130.0	120.0	10.0	90.0	30.0	9.5	0.5
132.0	120.0	12.0	90.0	30.0	11.4	0.6
134.0	120.0	14.0	90.0	30.0	13.3	0.7
135.0	120.0	15.0	90.0	30.0	14.3	0.7
136.0	120.0	16.0	90.0	30.0	15.2	0.8
138.0	120.0	18.0	90.0	30.0	17.1	0.9
140.0	120.0	20.0	90.0	30.0	19.0	1.0
142.0	120.0	22.0	90.0	30.0	20.9	1.1
144.0	120.0	24.0	90.0	30.0	22.8	1.2
146.0	120.0	26.0	90.0	30.0	24.7	1.3
148.0	120.0	28.0	90.0	30.0	26.6	1.4
150.0	120.0	30.0	90.0	30.0	28.5	1.5

Schedule II

Share Class	Investment ($m)	Shares	FD %	Veto Rights
Series A Preferred	**95**	**4,775,000**	**30.7 %**	**1.5 x**
Of which TPG	60	3,000,000	19.3 %	1.5 x
Of which Oak	20	1,000,000	6.4 %	1.5 x
Of which Relevant Investor	15	750,000	4.8 %	1.5 x
Of which Friends & Associates	0.5	25,000	0.2 %	1.5 x
Series A-1 / Ordinary		**10,772,389**	**69.3 %**	-
Of which ICTS		9,500,000	61.1 %	-
Of which TPG		582,090	3.7 %	
Of which Oak		108,742	0.7 %	
Of which Relevant Investor		81,557	0.5 %	
Of which Option Pool		500,000	3.2 %	-
Total		15,547,389	100.0 %	

Investor	Shares	FD %
TPG	3,582,090	23.0 %
Oak	1,108,742	7.1 %
Relevant Investor	831,557	5.3 %
Friends & Associates	25,000	0.2 %
ICTS	9,500,000	61.1 %
Options Pool	500,000	3.2 %
Total	15,547,389	100.0 %

Illustrative Pay-Out by Share Class

Pay-Out ($m)
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
80 82 84 86 88 90 92 94 96 98 100 102 104 105 106 108 110 112 114 116 118 120 122 124 126 128 130 132 134 135 136 138 140 142 144 146 148 150
Exit Value ($m)
Series A Preferred
Series A-1 / Ordinary

Illustrative Pay-Out by Investor

Pay-Out ($m)
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
80 82 84 86 88 90 92 94 96 98 100 102 104 105 106 108 110 112 114 116 118 120 122 124 126 128 130 132 134 135 136 138 140 142 144 146 148 150
Exit Value ($m)
TPG (Series A)
Relevant Investor (Series A)
Oak (Series A)
F&A (Series A)
Series A-1 / Ordinary
Options Pool

Illustrative Pay-Out at Downside Liquidation Scenario

Exit Value	By Share Class: Series A Preferred	By Share Class: Series A-1 / Ordinary	By Investor: TPG (Series A)	By Investor: Relevant Investor (Series A)	By Investor: Oak (Series A)	By Investor: F&A (Series A)	By Investor: Series A-1 / Ordinary	By Investor: Options Pool
80.0	80.0	0.0	64.0	16.0	0.0	0.0	0.0	0.0
82.0	82.0	0.0	65.6	16.4	0.0	0.0	0.0	0.0
84.0	84.0	0.0	67.2	16.8	(0.0)	(0.0)	(0.0)	(0.0)
86.0	86.0	0.0	68.8	17.2	0.0	0.0	0.0	0.0
88.0	88.0	0.0	70.4	17.6	(0.0)	(0.0)	(0.0)	(0.0)
90.0	90.0	0.0	72.0	18.0	0.0	0.0	0.0	0.0
92.0	92.0	0.0	73.6	18.4	0.0	0.0	0.0	0.0
94.0	94.0	0.0	75.2	18.8	(0.0)	(0.0)	(0.0)	(0.0)
96.0	96.0	0.0	76.8	19.2	0.0	0.0	0.0	0.0
98.0	98.0	0.0	78.4	19.6	(0.0)	(0.0)	(0.0)	(0.0)
100.0	100.0	0.0	80.0	20.0	0.0	0.0	0.0	0.0
102.0	102.0	0.0	81.6	20.4	0.0	0.0	0.0	0.0
104.0	104.0	0.0	83.2	20.8	(0.0)	(0.0)	(0.0)	(0.0)
105.0	105.0	0.0	84.0	21.0	0.0	0.0	0.0	0.0
106.0	106.0	0.0	84.8	21.2	0.0	0.0	0.0	0.0
108.0	108.0	0.0	86.4	21.6	(0.0)	(0.0)	(0.0)	(0.0)
110.0	110.0	0.0	88.0	22.0	0.0	0.0	0.0	0.0
112.0	112.0	0.0	89.6	22.4	0.0	0.0	0.0	0.0
114.0	114.0	0.0	90.0	22.5	1.5	0.0	0.0	0.0
116.0	115.9	0.1	90.0	22.5	3.4	0.1	0.0	0.0
118.0	117.9	0.1	90.0	22.5	5.4	0.1	(0.0)	(0.0)
120.0	119.8	0.2	90.0	22.5	7.3	0.2	(0.0)	(0.0)
122.0	121.8	0.2	90.0	22.5	9.3	0.2	0.0	0.0
124.0	123.7	0.3	90.0	22.5	11.2	0.3	0.0	0.0
126.0	125.7	0.3	90.0	22.5	13.2	0.3	0.0	0.0
128.0	127.6	0.4	90.0	22.5	15.1	0.4	0.0	0.0
130.0	129.6	0.4	90.0	22.5	17.1	0.4	(0.0)	(0.0)
132.0	131.5	0.5	90.0	22.5	19.0	0.5	0.0	0.0
134.0	133.5	0.5	90.0	22.5	21.0	0.5	(0.0)	(0.0)
135.0	134.5	0.5	90.0	22.5	22.0	0.5	(0.0)	(0.0)
136.0	135.4	0.6	90.0	22.5	22.9	0.6	0.0	0.0
138.0	137.4	0.6	90.0	22.5	24.9	0.6	(0.0)	(0.0)
140.0	139.3	0.7	90.0	22.5	26.8	0.7	0.0	0.0
142.0	141.3	0.7	90.0	22.5	28.8	0.7	(0.0)	(0.0)
144.0	142.5	1.5	90.0	22.5	30.0	0.8	0.7	0.0
146.0	142.5	3.5	90.0	22.5	30.0	0.8	2.6	0.1
148.0	142.5	5.5	90.0	22.5	30.0	0.8	4.5	0.2
150.0	142.5	7.5	90.0	22.5	30.0	0.8	6.4	0.3